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                                   EXHIBIT 10


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                                   EXHIBIT 10


                        TERMINATION AGREEMENT AND RELEASE

         THIS TERMINATION AGREEMENT AND RELEASE (the "Agreement") is entered into effective April 26, 1999, by and between Mitcham Industries, Inc. ("Mitcham"), having its principal place of business at 44000 Highway 75 South, Huntsville, Texas, and Input/Output, Inc. ("I/O"), having its principal place of business at 11104 W. Airport Blvd., Stafford, Texas, under the following circumstances:

         Mitcham and I/O are parties to that certain Preferred Supplier Agreement (the "Supplier Agreement") dated June 30, 1998, under which Mitcham agreed to purchase from I/O stated minimum amounts of I/O equipment over the term of that agreement, on the terms and subject to the conditions specified therein. Since the parties entered into the Supplier Agreement, the energy services and seismic industries have experienced a dramatic unforeseen reduction in demand due to continued depressed oil prices. As a result, the parties now desire to terminate the Supplier Agreement and their obligations thereunder.

         NOW, THEREFORE, in consideration of the covenants set forth in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. TERMINATION. The Supplier Agreement is hereby terminated and, as of the date of this Agreement, has no further force and effect except as specifically stated in this Agreement. Each party acknowledges that, as of and through the date of this Agreement, the other party is, and has at all times since the effective date of the Supplier Agreement been, in full compliance with its terms and conditions, and there has been no default by either party in the performance of its obligations thereunder. Mitcham further acknowledges that, as of the date of this Agreement, it has no exclusive leasing rights for I/O equipment.

         2. CONTINUING OBLIGATIONS. With respect to seismic equipment manufactured by I/O that Mitcham purchased under the Supplier Agreement before the date of this Agreement (collectively, "Products"):

         (a) I/O will continue to provide maintenance and repairs to such Products, at I/O's published rates in effect from time to time and

         (b) Any and all warranties made by I/O with respect to such Products shall remain in full force and effect as originally made.



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         3. RELEASE. Each party hereby releases, acquits and forever discharges the other party, its directors, officers, shareholders, employees, agents, representatives, and successors-in-interest, and any other person claiming by, through, or under it, from any and all claims, causes of action, demands, charges liabilities, damages, costs and expenses arising out of the Supplier Agreement.

         4. MISCELLANEOUS.

                  4.1 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties with respect to such subject matter.

                  4.2 GOVERNING LAW. This Agreement shall be governed by, construed under and enforced and interpreted in accordance with the internal substantive laws of the State of Texas that applies to agreements to be made and performed solely in Texas, without giving effect to any conflicts or choice of laws principles that might otherwise apply.

                  4.3 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall be deemed the same instrument.


EXECUTED THIS 26th day of April, 1999.

INPUT/OUTPUT, INC.                  MITCHAM INDUSTRIES, INC.


By: /s/ Rex Reavis                  By: /s/ Billy F. Mitcham, Jr.
   -----------------------          -------------------------------------
Name: Rex Reavis                    Name: Billy F. Mitcham, Jr.
Title: Vice President               Title: President and Chief Executive Officer